[FORM OF STOCK CERTIFICATE]

           INCORPORATED UNDER THE LAWS OF THE UNITED STATES OF AMERICA



                           ALAMOGORDO FINANCIAL CORP.
                             ALAMOGORDO, NEW MEXICO


           $0.10 par value common stock--fully paid and non assessable

This certifies that ____________________________ is the owner of _______ shares of the common stock of ALAMOGORDO FINANCIAL CORP. (the "Corporation"), a Federal corporation.

The shares evidenced by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, in person or by his duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This Certificate in not valid until countersigned and registered by the Corporation's transfer agent and registrar. This security is not a deposit or account and is not federally insured or guaranteed.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its seal to be affixed hereto.

DATED:



-------------------------------------       ------------------------------------
              Secretary              (SEAL)               President

                        ALAMOGORDO FINANCIAL CORPORATION

      The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

      The shares represented by this Certificate may not be cumulatively voted on any matter.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common       UNIF GIFT MIN ACT - ______Custodian________
                                                         (Cust)          (Minor)
TEN ENT - as tenants by the entireties
                                               Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with right          _________________________________
          of survivorship and not as                        (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list


For value received, ______________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER


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(please print or typewrite name and address including postal zip code of assignee)

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_______________________________________________________________________Shares of

the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint______________________________________________
Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, _____________________________

In the presence of                      Signature:
_____________________________                     _____________________________


NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.